Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Third Quarter

2015 Financial Results

ATLANTA, October 27, 2015 — PRGX Global, Inc. (Nasdaq:PRGX), the world’s leading provider of accounts payable recovery audit services, today announced its unaudited financial results for the third quarter and nine months ended September 30, 2015.

“After two quarters of solid Adjusted EBITDA performance in 2015, we experienced several challenges which impacted our third quarter financial results. However, our core recovery audit business remains strong as we continue to build and invest in our growth platforms,” said Ron Stewart, president and chief executive officer.

“While claims production in the core business increased year-over-year, we experienced delays in converting claims to revenue. Additionally, a large client bankruptcy and lags in onboarding several new clients impacted our revenue for the quarter. The EBITDA impact of this revenue decline was partially offset by our consistently improving cost management performance,” continued Mr. Stewart.

“We are encouraged by the meaningful engagements underway in all three of our growth platforms and the other significant adjacent services opportunities under development with several of our large clients. In anticipation of significant future revenue streams we invested approximately $1.8 million in these services during the quarter,” concluded Mr. Stewart.

Consolidated Results for the Three Months Ended September 30, 2015

Consolidated revenue for the third quarter of 2015 was $33.9 million, compared to $43.0 million for the same period last year, a decrease of 21.2%. Adjusted for changes in foreign exchange rates, consolidated third quarter 2015 revenue decreased 15.7% compared to the same period in 2014. Excluding the Chicago-based consulting business divested in October 2014 and the Healthcare Claims Recovery Audit (“HCRA”) business, which the Company is in the process of exiting, and adjusted for changes in foreign exchange rates, consolidated third quarter 2015 revenue decreased 13.7% compared to the same period in 2014.

Total operating expenses for the third quarter of 2015 were $34.6 million, compared to $41.5 million, in the same period last year, a decrease of $6.9 million, which represents a 16.6% improvement. This decrease in total operating expenses was primarily driven by improving operational processes while right-sizing the Company’s cost structure.

Total cost of revenue for the third quarter of 2015 was $24.4 million, or 71.9% of revenue, compared to $28.7 million, or 66.7% of revenue, in the same period last year, for a 7.8% increase as a percentage of revenue.

SG&A expenses for the third quarter of 2015 were $8.5 million, compared to $10.5 million in same period last year, an improvement of 19.1%.

Consolidated net loss for the third quarter of 2015 was $(3.4) million, or $(0.14) per basic and diluted share, compared to a net loss of $(0.2) million, or $(0.01) per basic and diluted share, for the same period in 2014. Included in the third quarter 2015 net loss is $0.6 million of foreign currency transaction losses on intercompany balances, compared to $1.2 million of such losses for the same period in 2014. Also included in the third quarter 2015 net loss is a non-cash loss of $1.6 million on the sale of certain non-core assets related to a document service offering purchased as part of the Business Strategy, Inc. acquisition in 2011.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the third quarter of 2015 was $3.3 million, or 9.7% of revenue, compared to Adjusted EBITDA of $5.6 million, or 13.1% of revenue, in the third quarter 2014. Improvements in the Company’s cost management performance partially offset the impact of the decline in consolidated revenue on Adjusted EBITDA. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Net cash provided by operating activities for the third quarter of 2015 was $4.9 million, compared to $1.3 million in the third quarter of the prior year.

Consolidated Results for the Nine Months Ended September 30, 2015

Consolidated revenue for the nine months ended September 30, 2015 was $104.3 million, compared to $122.9 million for the same period last year, a decrease of 15.1%. Adjusted for changes in foreign exchange rates, consolidated revenue for the nine months ended September 30, 2015 decreased 9.6% compared to the same period in 2014. Excluding the Chicago-based consulting business divested in October 2014 and HCRA, and adjusted for changes in foreign exchange rates, consolidated revenue for the nine months ended September 30, 2015 decreased 6.3% compared to the same period in 2014.

Total operating expenses for the nine months ended September 30, 2015 were $105.0 million, compared to $126.4 million in the same period last year, a decrease of $21.4 million, which represents a 16.9% improvement.

Total cost of revenue for the nine months ended September 30, 2015 was $73.1 million, or 70.0% of revenue, compared to $87.5 million, or 71.2% of revenue, in the same period last year, for a 1.7% improvement as a percentage of revenue.

SG&A expenses for the nine months ended September 30, 2015 were $26.0 million, compared to $31.5 million in same period last year, an improvement of 17.4%.

Consolidated net loss for the nine months ended September 30, 2015 was $(5.3) million, or $(0.20) per basic share and diluted share, compared to a net loss of $(5.4) million, or $(0.18) per basic and diluted share, for the same period in 2014. Included in the net loss for the nine months ended September 30, 2015 is $1.9 million of foreign currency transaction losses on intercompany balances, compared to $1.1 million of such losses for the same period in 2014. Also included in the net loss for the nine months ended September 30, 2015, is the previously mentioned non-cash net loss of $1.6 million on the sale of certain non-core assets related to a document service offering purchased as part of the Business Strategy, Inc. acquisition in 2011.

Adjusted EBITDA for the nine months ended September 30, 2015 was $11.3 million, or 10.8% of revenue, compared to Adjusted EBITDA of $9.9 million, or 8.1% of revenue, in the same period in the prior year. This represents a 34.2% year-over-year improvement in nine month Adjusted EBITDA as a percentage of revenue. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

Net cash provided by operating activities for the nine months ended September 30, 2015 was $12.4 million, compared to $7.1 million in the same period in the prior year.

Liquidity

At September 30, 2015, the Company had unrestricted cash and cash equivalents of $15.7 million, no borrowings against its $20.0 million revolving credit facility, and no bank debt outstanding.

Stock Repurchase Program

During the third quarter of 2015 the Company repurchased 1.7 million shares of its outstanding common stock for an aggregate cost of $6.9 million completing the previously announced $40 million repurchase program. Since the February 2014 announcement of the Company’s stock repurchase program, the Company has repurchased 7.5 million shares, or 25.0% of its common stock outstanding on the date of the announcement. Earlier this month, the Company’s Board of Directors approved a $10 million increase in the program and extended the duration of the program to December 31, 2016. As of October 23, 2015, the Company had 22.9 million shares of common stock outstanding.

Third Quarter Earnings Call

As previously announced, management will hold a conference call later this morning at 8:30 AM (Eastern time) to discuss the Company’s third quarter 2015 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 62978652.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through January 31, 2016. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX Global, Inc.

Headquartered in Atlanta, Georgia, PRGX Global, Inc. is the world’s leading provider of accounts payable recovery audit services. With over 1,400 employees, the Company operates and serves clients in more than 30 countries and provides its services to over 75% of the top 20 global retailers. For additional information, please visit PRGX at www.prgx.com.

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the strength of the Company’s core recovery audit business, and the Company’s investments in, and opportunities associated with, its growth platforms. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, changes to Medicare and Medicaid recovery audit contractor programs and the effects of the Company’s decision to withdraw from the Medicare RAC rebid process, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 13, 2015. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$33,923	$42,988	$104,344	$122,870
Operating expenses:
Cost of revenue	24,387	28,681	73,085	87,457
Selling, general and administrative expenses	8,487	10,492	26,043	31,505
Depreciation of property and equipment	1,262	1,428	3,858	4,696
Amortization of intangible assets	517	895	2,017	2,700

Total operating expenses	34,653	41,496	105,003	126,358

Operating income (loss)	(730)	1,492	(659)	(3,488)

Foreign currency transaction (gains) losses on short-term intercompany balances	654	1,221	1,930	1,073
Interest expense (income), net	(8)	(44)	(103)	(33)
Other (income) loss	1,612	—	1,612	—

Income (loss) before income taxes	(2,988)	315	(4,098)	(4,528)

Income tax expense	421	554	1,172	853

Net income (loss)	$(3,409)	$(239)	$(5,270)	$(5,381)

Basic earnings (loss) per common share	$(0.14)	$(0.01)	$(0.20)	$(0.18)

Diluted earnings (loss) per common share	$(0.14)	$(0.01)	$(0.20)	$(0.18)

Weighted average common shares outstanding:
Basic	25,167	27,744	26,015	29,203

Diluted	25,167	27,744	26,015	29,203

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$15,673	$25,735
Restricted cash	98	53
Receivables:
Contract receivables, net	25,543	35,182
Employee advances and miscellaneous receivables, net	1,781	1,993

Total receivables	27,324	37,175

Prepaid expenses and other current assets	3,141	3,421

Total current assets	46,236	66,384

Property and equipment, net	11,340	12,220
Goodwill	11,589	13,036
Intangible assets, net	7,131	9,439
Deferred income taxes	234	36
Other assets	1,419	1,667

Total assets	$77,949	$102,782

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,437	$7,397
Accrued payroll and related expenses	12,103	15,415
Refund liabilities and deferred revenue	6,047	7,566
Other current liabilities	254	—

Total current liabilities	24,841	30,378

Other long-term liabilities	1,934	1,418

Total liabilities	26,775	31,796

Shareholders’ equity:
Common stock	229	268
Additional paid-in capital	576,256	590,067
Accumulated deficit	(526,182)	(520,912)
Accumulated other comprehensive income	871	1,563

Total shareholders’ equity	51,174	70,986

Total liabilities and shareholders’ equity	$77,949	$102,782

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:

Net income (loss)	$(3,409)	$(239)	$(5,270)	$(5,381)

Income tax expense	421	554	1,172	853
Interest expense (income), net	(8)	(44)	(103)	(33)

EBIT	(2,996)	271	(4,201)	(4,561)

Depreciation of property and equipment	1,262	1,428	3,858	4,696
Amortization of intangible assets	517	895	2,017	2,700

EBITDA	(1,217)	2,594	1,674	2,835
Foreign currency transaction (gains) losses on short-term intercompany balances	654	1,221	1,930	1,073
Acquisition-related charges	—	—	—	249
Transformation severance and related expenses	845	413	1,554	2,352
Loss on sale/disposal of assets	1,612	—	1,612	—
Stock-based compensation	1,381	1,405	4,530	3,409

Adjusted EBITDA	$3,275	$5,633	$11,300	$9,918

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(3,409)	$(239)	$(5,270)	$(5,381)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,779	2,323	5,875	7,396
Amortization of deferred debt costs	(100)	28	(100)	67
Loss on sale of assets	1,561	—	1,561	—
Stock-based compensation expense	1,381	1,405	4,530	3,409
Foreign currency transaction (gains) losses on short-term intercompany balances	654	1,221	1,930	1,073
Decrease in receivables	2,265	(2,573)	8,658	5,159
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	1,479	(987)	(3,683)	(4,639)
Other, primarily changes in assets and liabilities	(729)	100	(1,138)	46

Net cash provided by operating activities	4,881	1,278	12,363	7,130

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(972)	(1,241)	(3,169)	(3,574)

Net cash used in investing activities	(972)	(1,241)	(3,169)	(3,574)

Cash flows from financing activities:
Repurchase of common stock	(6,921)	(9,002)	(17,261)	(20,000)
Other, net	(31)	142	(266)	(90)

Net cash (used in) provided by financing activities	(6,952)	(8,860)	(17,527)	(20,090)

Effect of exchange rates on cash and cash equivalents	(966)	(1,251)	(1,729)	(873)

Net (decrease) increase in cash and cash equivalents	(4,009)	(10,074)	(10,062)	(17,407)

Cash and cash equivalents at beginning of period	19,682	36,367	25,735	43,700

Cash and cash equivalents at end of period	$15,673	$26,293	$15,673	$26,293

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	Change	2015	2014	Change
Revenue
Recovery Audit Services - Americas	$23,981	$28,550	$(4,569)	$71,748	$80,377	$(8,629)
Recovery Audit Services - Europe/Asia-Pacific	8,052	10,708	(2,656)	27,307	32,792	(5,485)
Adjacent Services	1,332	3,586	(2,254)	4,290	8,150	(3,860)
Healthcare Claims Recovery Audit Services	558	144	414	999	1,551	(552)

Total	$33,923	$42,988	$(9,065)	$104,344	$122,870	$(18,526)

Cost of revenue
Recovery Audit Services - Americas	$15,139	$17,074	$1,935	$45,272	$50,148	$4,876
Recovery Audit Services - Europe/Asia-Pacific	5,883	7,608	1,725	18,927	23,698	4,771
Adjacent Services	2,485	3,284	799	6,586	9,168	2,582
Healthcare Claims Recovery Audit Services	880	715	(165)	2,300	4,443	2,143

Total	$24,387	$28,681	$4,294	$73,085	$87,457	$14,372

Selling, general and administrative expenses
Recovery Audit Services - Americas	$1,810	$2,502	$692	$5,773	$8,320	$2,547
Recovery Audit Services - Europe/Asia-Pacific	1,322	1,610	288	4,248	5,350	1,102
Adjacent Services	129	326	197	527	1,838	1,311
Healthcare Claims Recovery Audit Services	203	540	337	630	1,717	1,087
Corporate	5,023	5,514	491	14,865	14,280	(585)

Total	$8,487	$10,492	$2,005	$26,043	$31,505	$5,462

Depreciation of property and equipment
Recovery Audit Services - Americas	$947	$1,111	$164	$2,895	$3,612	$717
Recovery Audit Services - Europe/Asia-Pacific	148	150	2	454	445	(9)
Adjacent Services	160	145	(15)	479	463	(16)
Healthcare Claims Recovery Audit Services	7	22	15	30	176	146

Total	$1,262	$1,428	$166	$3,858	$4,696	$838

Amortization of intangible assets
Recovery Audit Services - Americas	$437	$500	$63	$1,319	$1,501	$182
Recovery Audit Services - Europe/Asia-Pacific	47	299	252	600	911	311
Adjacent Services	33	96	63	98	288	190

Total	$517	$895	$378	$2,017	$2,700	$683

Operating income (loss)
Recovery Audit Services - Americas	$5,648	$7,363	$(1,715)	$16,489	$16,796	$(307)
Recovery Audit Services - Europe/Asia-Pacific	652	1,041	(389)	3,078	2,388	690
Adjacent Services	(1,475)	(265)	(1,210)	(3,400)	(3,607)	207
Healthcare Claims Recovery Audit Services	(532)	(1,133)	601	(1,961)	(4,785)	2,824
Corporate	(5,023)	(5,514)	491	(14,865)	(14,280)	(585)

Total	$(730)	$1,492	$(2,222)	$(659)	$(3,488)	$2,829

Adjusted EBITDA
Recovery Audit Services - Americas	$7,133	$9,018	$(1,885)	$20,968	$22,419	$(1,451)
Recovery Audit Services - Europe/Asia-Pacific	847	1,497	(650)	4,400	4,313	87
Adjacent Services	(1,282)	(6)	(1,276)	(2,793)	(2,211)	(582)
Healthcare Claims Recovery Audit Services	(53)	(1,085)	1,032	(1,248)	(4,178)	2,930
Corporate	(3,370)	(3,791)	421	(10,027)	(10,425)	398

Total	$3,275	$5,633	$(2,358)	$11,300	$9,918	$1,382

*	The Recovery Audit Services - Americas segment represents recovery audit services, excluding Healthcare Claims Recovery Audit Services, provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services, excluding Healthcare Claims Recovery Audit Services, provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents financial advisory services and business analytics services. The Healthcare Claims Recovery Audit Services segment represents recovery audit services for healthcare claims, which consist primarily of services provided under subcontracts related to the Medicare Recovery Audit Contractor program.